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                                                                    Exhibit 3.36


                            ARTICLES OF INCORPORATION

                                        I

The name of this corporation is EMMIS RADIO LICENSE CORPORATION OF NEW YORK.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation and its initial agent for service of process is:

         Name     Gary Kaseff
             -------------------------------------------------------------------
         Street Address Warner Center Plaza V, 21800 Oxnard Street, #790
                        --------------------------------------------------------
         City   Woodland Hills            State   CALIFORNIA      Zip    91367
             -----------------------------      ----------------      ----------

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand (1,000) shares of common stock with no par value each.


                                            /s/ J. Scott Enright
                                        ----------------------------------------
                                        J. Scott Enright, Incorporator
                                        Bose McKinney & Evans
                                        135 North Pennsylvania Street
                                        Suite 2700
                                        Indianapolis, Indiana 46204